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                                                                       Exhibit I

                             JOINT FILING AGREEMENT

Each of the undersigned hereby agrees that the Schedule 13G filed herewith jointly, pursuant to rule 13d-1(k)(1) of the Securities Exchange Act of 1934, as amended on behalf of each of them.


Dated: July 6, 2004

/s/ Stephen Edwards
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/s/ Timothy R. Barakett
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